EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-64714 and 333-159908 on Form S-8 of our report dated June 25, 2009, appearing in this Annual Report on Form 11-K of the Layne Christensen Company Capital Accumulation Plan for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Kansas City, Missouri
June 25, 2009

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